THE CHEFS’ WAREHOUSE, INC. 8-K

Exhibit 99.1

The Chefs’ Warehouse Reports Third Quarter 2015 Financial Results

Net Sales Increase 33.4%

Ridgefield, CT, November 3, 2015 – The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its third quarter ended September 25, 2015.

Financial highlights for the third quarter of 2015 compared to the third quarter of 2014:

•         Net sales increased 33.4% to $277.5 million for the third quarter of 2015 from $208.1 million for the third quarter of 2014.

•         Net income was $5.2 million for the third quarter of 2015 compared to $4.2 million in the third quarter of 2014.

•         Earnings per diluted share was $0.20 for the third quarter of 2015 compared to $0.17 for the third quarter of 2014.

•         Modified pro forma earnings per diluted share1 was $0.21 for the third quarter of 2015 compared to $0.15 for the third quarter of 2014.

•         Adjusted EBITDA1 was $17.6 million for the third quarter of 2015 compared to $10.6 million for the third quarter of 2014.

“We are pleased with our results for the third quarter, which included mid to high single digit growth in cases, unique customers and placements in our core specialty business. Gross margins also continued to improve, with a 40 basis point increase in our core business and a 547 basis point increase in our protein business as we continue to see sequential improvement at our Allen Brothers facility and the contribution from Del Monte,” said Chris Pappas, chairman and chief executive officer of The Chefs' Warehouse, Inc. “The integration of Del Monte continues to go very well as we convert their computer systems to our standard platform. Finally, we are now cycling through many of our large capital-intensive projects and expect our free cash flow to begin deleveraging our balance sheet.”

Third Quarter Fiscal 2015 Results

Net sales for the quarter ended September 25, 2015 increased approximately 33.4% to $277.5 million from $208.1 million for the quarter ended September 26, 2014. The increase in net sales was primarily the result of organic growth, as well as the acquisition of Del Monte in April 2015, and to a much lesser degree, Euro Gourmet in October 2014. These acquisitions accounted for approximately $59.3 million of our net sales growth for the quarter. Organic growth contributed approximately $10.1 million, or 4.9%, to year-over-year growth. Compared to the third quarter of 2014, the Company’s case count grew approximately 6.8%, while the number of unique customers and placements grew 7.7% and 6.6%, respectively, in our core specialty business adjusted for acquisitions in the third quarter of 2015. Inflation was approximately 1.9% during the quarter, driven largely by certain protein and chocolate categories offset in part by deflation in the cheese, dairy and seafood categories.

Gross profit increased approximately 39.0% to $70.5 million for the third quarter of 2015 from $50.7 million for the third quarter of 2014. Gross profit margin increased approximately 103 basis points to 25.4% from 24.4%. This increase was due primarily to increased margins in both our core specialty and protein businesses, with the improvement in protein margins largely driven by improvements in the operating performance of our Allen Brothers subsidiary.

Total operating expenses increased by approximately 38.3% to $57.6 million for the third quarter of 2015 from $41.7 million for the third quarter of 2014. As a percentage of net sales, operating expenses were 20.8% in the third quarter of 2015 compared to 20.0% in the third quarter of 2014.

The increase in the Company’s operating expense ratio is largely attributable incremental amortization expense related to the Company’s acquisition of Del Monte and the prior year recognition of a $1.5 million gain on settlement with the sellers of Michael’s Finer Meats, which the Company acquired in 2012. In addition, increased occupancy costs, insurance and bad debt expense, offset in part by reduced fuel and freight costs, contributed to the increase in operating expense ratio compared to the prior year quarter.

Operating income for the third quarter of 2015 was $12.9 million compared to $9.0 million for the third quarter of 2014. As a percentage of net sales, operating income was 4.6% in the third quarter of 2015 compared to 4.3% in the prior year’s third quarter. The increase in operating income as a percentage of net sales was driven by higher gross margins as discussed above partially offset by higher operating expenses.

Net income was $5.2 million, or $0.20 per diluted share, for the third quarter of 2015 compared to $4.2 million, or $0.17 per diluted share, for the third quarter of 2014.

On a non-GAAP basis, adjusted EBITDA was $17.6 million for the third quarter of 2015 compared to $10.6 million for the third quarter of 2014. For the third quarter of 2015, modified pro forma net income1 was $5.5 million and modified pro forma EPS1 was $0.21 compared to modified pro forma net income of $3.7 million and modified pro forma EPS of $0.15 for the third quarter of 2014.

Full Year 2015 Guidance

Based on year to date results, as well as current trends in the business, the Company is adjusting its full year 2015 guidance as follows:

•         Net sales between $1.04 billion and $1.06 billion

•         Adjusted EBITDA between $64.0 million and $66.0 million

•         Net income between $15.5 million and $16.7 million

•         Net income per diluted share between $0.60 and $0.64

•         Modified pro forma net income per diluted share between $0.73 and $0.77

This guidance is based on an effective tax rate of approximately 41.5% and fully diluted shares of approximately 26.5 million shares.

Third Quarter 2015 Earnings Conference Call

The Company will host a conference call to discuss third quarter 2015 financial results today at 5:00 p.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and John Austin, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (855) 327-6837, or for international callers (631) 891-4304. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 116960. The replay will be available until Tuesday, November 10, 2015, and an online archive of the webcast will be available on the Company’s investor relations website for 30 days.

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Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company's ability to successfully deploy its operational initiatives to achieve synergies from the acquisition of the Del Monte entities; the Company's sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company's vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to a lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; the risks of loss of revenue or reductions in operating margins in the Company’s protein business as a result of competitive pressures within this segment of the Company’s business; changes in the availability or cost of the Company's specialty food products; the ability to effectively price the Company's specialty food products and reduce the Company's expenses; the relatively low margins of the foodservice distribution industry and the Company's and its customers' sensitivity to inflationary and deflationary pressures; the Company's ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; the Company's ability to begin servicing customers from its new Chicago, San Francisco and Las Vegas distribution centers and the expenses associated therewith; increased fuel cost volatility and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company's management team and the Company's ability to replace such personnel; and the strain on the Company's infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 11, 2015 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs' Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation's leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs' Warehouse, Inc. carries and distributes more than 33,700 products to more than 24,500 customer locations throughout the United States and Canada.

 1 Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income and modified pro forma net income and modified pro forma EPS to these measures’ most directly comparable GAAP measure.

Contact:

Investor Relations

John Austin, (718) 684-8415

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THE CHEFS' WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 25, 2015 AND SEPTEMBER 26, 2014
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014

Net Sales	$277,516	$208,070	$759,274	$608,397
Cost of Sales	207,056	157,377	566,666	459,234
Gross Profit	70,460	50,693	192,608	149,163

Operating Expenses	57,607	41,660	167,281	127,824
Operating Income	12,853	9,033	25,327	21,339

Interest Expense	3,902	1,896	9,312	6,063
Loss (Gain) on Disposal of Assets	8	5	(340)	(6)

Income Before Income Taxes	8,943	7,132	16,355	15,282

Provision for Income Tax Expense	3,719	2,925	6,801	6,266

Net Income	$5,224	$4,207	$9,554	$9,016

Net Income Per Share:
Basic	$0.20	$0.17	$0.38	$0.37
Diluted	$0.20	$0.17	$0.37	$0.36

Weighted Average Common Shares Outstanding:
Basic	25,864,638	24,649,837	25,419,349	24,631,934
Diluted	27,154,770	24,845,899	26,275,597	24,845,212

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THE CHEFS' WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 25, 2015 AND DECEMBER 26, 2014
(unaudited; in thousands)

	September 25, 2015	December 26, 2014

Cash	$1,485	$3,328
Accounts receivable, net	117,336	96,896
Inventories, net	92,992	75,528
Deferred taxes, net	4,721	3,500
Prepaid expenses and other current assets	10,077	9,755
Total current assets	226,611	189,007

Equipment and leasehold improvements, net	53,138	47,938
Software costs, net	5,033	5,358
Goodwill	155,083	78,508
Intangible assets, net	134,976	50,485
Other assets	5,232	4,897
Total assets	$580,073	$376,193

Accounts payable	$53,667	$43,157
Accrued liabilities	20,256	19,522
Accrued compensation	6,948	6,645
Current portion of long-term debt	7,585	7,736
Total current liabilities	88,456	77,060

Long-term debt, net of current portion	284,350	135,800
Deferred taxes, net	8,127	8,067
Other liabilities	17,576	8,472
Total liabilities	398,509	229,399

Preferred stock	—	—
Common stock	263	250
Additional paid in capital	124,451	97,966
Cumulative foreign currency translation adjustment	(1,975)	(693)
Retained earnings	58,825	49,271
Stockholders' equity	181,564	146,794

Total liabilities and stockholders' equity	$580,073	$376,193

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THE CHEFS' WAREHOUSE, INC.
CONDENSED CASH FLOW STATEMENT
FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 25, 2015 AND SEPTEMBER 26, 2014
(unaudited; in thousands)

	Sept 25, 2015	Sept 26, 2014

Cash flows from operating activities:
Net Income	$9,554	$9,016

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,219	2,230
Amortization	6,754	4,405
Provision for allowance for doubtful accounts	2,018	759
Deferred credits	475	(50)
Deferred taxes	(1,760)	(1,071)
Amortization of deferred financing fees	908	640
Stock compensation	2,869	1,032
Gain on disposal of assets	(340)	(6)
Change in fair value of earn-out	307	324
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(3,294)	(12,482)
Inventories	(6,182)	(6,013)
Prepaid expenses and other current assets	563	5,152
Accounts payable and accrued liabilities	1,124	(2,696)
Other liabilities	(85)	(92)
Other assets	(385)	(520)
Net cash provided by operating activities	16,745	628

Cash flows from investing activities:
Capital expenditures	(19,247)	(15,775)
Cash paid for acquisitions	(123,831)	400
Proceeds from asset disposals	16,187	50
Net cash used in investing activities	(126,891)	(15,325)

Cash flows from financing activities:
Change in restricted cash	—	5,578
Payment of debt	(7,351)	(5,211)
Issuance of new debt	25,000	—
Net change in revolving credit facility	94,000	—
Cash paid for contingent earnout obligation	(1,420)	—
Payment of deferred financing fees	(628)	—
Surrender of shares to pay withholding taxes	(1,060)	(486)
Net cash provided by (used in) financing activities	108,541	(119)

Effect of foreign currency translation adjustment on cash and cash equivalents	(238)	(41)

Net decrease in cash and cash equivalents	(1,843)	(14,857)
Cash and cash equivalents at beginning of period	3,328	20,014
Cash and cash equivalents at end of period	$1,485	$5,157

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THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 25, 2015 AND SEPTEMBER 26, 2014
(unaudited; in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014

Net Income:	$5,224	$4,207	$9,554	$9,016
Interest expense	3,902	1,896	9,312	6,063
Depreciation	1,625	683	4,219	2,230
Amortization	2,165	1,468	6,754	4,405
Provision for income tax expense	3,719	2,925	6,801	6,266
EBITDA (1)	16,635	11,179	36,640	27,980

Adjustments:
Stock compensation (2)	449	314	1,219	1,032
Duplicate rent (3)	131	412	846	1,279
Investigation costs (4)	—	13	—	638
Integration and deal costs/third party transaction costs(5)	163	127	4,476	564
Settlement with Seller(6)	—	(1,477)	—	(1,477)
Change in fair value of earn-out obligation (7)	60	65	307	324
Moving expenses (8)	122	—	395	—

Adjusted EBITDA (1)	$17,560	$10,633	$43,883	$30,340

1.	We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock to our key employees and our independent directors.
3.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we were unable to use the facility.
4.	Represents the costs incurred in our previously disclosed investigation of the accounting issue at Michael's Finer Meats.
5.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal, integration and cash and non-cash stock transaction bonuses.
6.	Represents the payment received from the former owners of Michael's Finer Meats in settlement of a dispute involving the previously disclosed accounting issue related to inventory.
8.	Represents moving expenses for the consolidation of our Bronx, NY facility.

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THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF MODIFIED PRO FORMA NET INCOME TO NET INCOME
THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 25, 2015 AND SEPTEMBER 26, 2014
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014

Net Income	$5,224	$4,207	$9,554	$9,016

Adjustments to Reconcile Modified Pro Forma Net Income to Net Income (1):
Duplicate rent (2)	131	412	846	1,279
Investigation costs (3)	—	13	—	638
Integration and deal costs/third party transaction costs(4)	163	127	4,476	564
Moving expenses (5)	122	—	395	—
Settlement with Seller (6)	—	(1,477)	—	(1,477)
Reversal of earnout obligation (7)	60	65	307	324
Tax effect of adjustments (8)	(198)	353	(2,506)	(544)

Total Adjustments	278	(507)	3,518	784

Modified Pro Forma Net Income	$5,502	$3,700	$13,072	$9,800

Diluted Earnings per Share - Modified Pro Forma	$0.21	$0.15	$0.51	$0.39

Diluted Shares Outstanding - Modified Pro Forma	27,154,770	24,845,899	26,275,597	24,845,212

1.	We are presenting modified pro forma net income and modified pro forma EPS, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income available to common stockholders and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income available to common stockholders and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we were unable to use the facility.
3.	Represents the costs incurred in our previously disclosed investigation of the accounting issue at Michael's Finer Meats.
4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal, integration and cash and non-cash stock transaction bonuses.
5.	Represents moving expenses for the consolidation of our Bronx, NY facility.
6.	Represents the payment received from the former owners of Michael's Finer Meats in settlement of a dispute involving the previously disclosed accounting issue related to inventory.
7.	Represents the non-cash change in fair value of contingent earn-out liabilites related to our acquisitions.
8.	Represents the tax effect of items 2 through 7 above.

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THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2015
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance

Net Income:	$15,500	$16,700
Provision for income tax expense	11,000	11,800
Depreciation & amortization	15,500	16,000
Interest expense	14,000	13,000
EBITDA (1)	56,000	57,500

Adjustments:
Stock compensation (2)	1,600	1,800
Duplicate occupancy costs (3)	1,000	1,000
Transaction and related costs (4)	4,500	4,600
Change in fair value of earn-out obligations (5)	500	600
Moving expenses (6)	400	500

Adjusted EBITDA (1)	$64,000	$66,000

1.	We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations,to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Represents non-cash stock compensation expense expected to be associated with awards of restricted shares of our common stock to our key employees and our independent directors.
3.	Represents rent and occupancy costs, including utilities and insurance, expected to be incurred in connection with the Company's facility consolidations, including our Bronx, NY distribution facility, while we are unable to use those facilities.
4.	Represents transaction related costs incurred or expected to be incurred, including legal, due diligence, integration costs and transaction bonuses, related to the Company's recent acquisition of Del Monte.
5.	Represents the non-cash change in fair value of earn-out liabilities related to the Company's acquisitions.
6.	Represents moving expenses expected to be incurred related to the consolidation of our Bronx, NY facility.

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THE CHEFS' WAREHOUSE, INC.
2015 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2015 MODIFIED
PRO FORMA FULLY DILUTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.60	$0.64

Duplicate occupancy costs (3)	0.02	0.02
Transaction and related costs (4)	0.10	0.10
Change in fair-value of earn-out obligation (5)	0.01	0.01

Modified pro forma net income per diluted share	$0.73	$0.77

1.	We are presenting estimated modified pro forma EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Guidance is based upon an estimated effective tax rate of 41.5% and an estimated fully diluted share count of approximately 26.5 million shares.
3.	Represents rent and occupancy costs, including utilities and insurance, expected to be incurred in connection with the Company's facility consolidations, including our Bronx, NY distribution facility, while we are unable to use those facilities.
4.	Represents transaction related costs incurred or expected to be incurred, including legal, due diligence, integration costs and transaction bonuses, related to the Company's recent acquisition of Del Monte.
5.	Represents the non-cash change in fair value of contingent earn-out liabilites related to the Company's acquisitions.

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